UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 24, 2001

                        Investment Properties Associates
                        --------------------------------
             (Exact name of registrant as specified in its charter)

         New York                     0-5537                   13-2647723
         --------                     ------                   ----------
(State or other jurisdiction       (Commission               (IRS Employer
    of incorporation)              File Number)              Identification No.)

60 East 42nd Street, New York, New York                                 10165
---------------------------------------                                 -----
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code: (212) 687-6400

           ___________________________________________________________
          (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On October 22, 2001, the Registrant signed a contract to sell its 570 Broad Street, Newark, New Jersey property, a vacant commercial office building, to 570 Escuela Partners, LLC for a purchase price of $11,500,000. Subject to certain conditions, the closing is expected to occur within approximately forty-five days, but there can be no assurances that such sale will be concluded. The Registrant will have no remaining real property upon the consummation of this transaction.

After the completion of the transaction accounting and establishment of appropriate reserves, the Registrant anticipates that it will make a special distribution of the excess proceeds in accordance with its partnership agreement, and will initiate steps to wind up its affairs.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)   Exhibits.

      Exhibit No.       Description
      -----------       -----------

      Exhibit A         Press Release of Registrant, dated October 23, 2001.


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

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                INVESTMENT PROPERTIES ASSOCIATES

                                                BY: /s/ Irving Schneider
                                                    ----------------------------
                                                    Name:  Irving Schneider
                                                    Title: General Partner

Date: October 24, 2001


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

                                                                       EXHIBIT A

                   Investment Properties Associates Announces a Contract for the Sale of 570 Broad Street, Newark, New Jersey

New York, New York October 23, 2001... Investment Properties Associates (IPA) announced today that it has signed a contract to sell 570 Broad Street, Newark, New Jersey for $11,500,000. The purchaser is 570 Escuela Partners, LLC. Subject to certain conditions, the closing is expected to occur within approximately 45 days, but there can be no assurances that such sale will be concluded.

The determination of the size of the special distribution from the sales proceeds will be made subsequently, after the completion of the transaction accounting and establishment of appropriate reserves. In accordance with IPA's partnership agreement, one-half of the net proceeds will be distributed to the general and special limited partners and one-half to the holders of its participations of limited partnership interests.

All of the general partners of IPA including ScogBell AG, Inc., Irving Schneider, and Minlyn, Inc., approved the sale of 570 Broad Street, Newark, New Jersey, a vacant commercial office building. Helmsley-Spear, Inc.
represented IPA in this transaction.

IPA was created in 1969 by Harry Helmsley and Irving Schneider. In the event this sale is concluded, this would be the last of fourteen properties sold since 1998, at a gross sales price of approximately $471,000,000.

Contact:      Irving Schneider - (212) 880-0151
              General Partner, Investment Properties Associates
              Co-Chairman & Chief Operating Officer, Helmsley-Spear, Inc., Agent

              Robert Hecht - (212) 880-0276
              Chief Financial Officer, Investment Properties Associates Vice President of Finance, Helmsley-Spear, Inc., Agent